Exhibit 99.1
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This agreement is entered into as of August 2, 2006 by and between Jeffrey T. Soukup (the “Employee”) and PlanetOut Inc., a Delaware corporation (the “Company”).
        1.     Duties and Scope of Employment.
a) Position. For the term of his employment under this Agreement (“Employment”), the Company agrees to employ the Employee in the position of President and Chief Operating Officer of the Company and Chief Executive Officer of RSVP Productions, Inc., or in such other equivalent or higher-level position as the Company and the Employee may mutually agree. The Employee shall report to the Company’s senior-most executive officer or such other officer as the Company and Employee may subsequently agree. Initially, it is agreed that Employee shall report to the Company’s Chief Executive Officer.

b) Objectives and Duties.
     (i) The Employee’s primary objectives shall be:
                              (1) Helping to increase the value of the Company; thereby, increasing the value of the Company to its shareholders; and
                              (2) Devising means by which the shareholders, investors, employees, and community can benefit from this increase in value.
     (ii) The Employee’s duties shall include, but not be limited to:
                              (1) Travel and Events. The Employee shall serve as the Chief Executive of the Company’s global travel and events related activities performed directly or through its various subsidiaries.
                              (2) E-commerce. The Employee shall have primary oversight of the Company’s global e-commerce and related activities performed directly or through its various subsidiaries.
                              (3) Product Delivery and Technology. The Employee shall have primary oversight responsibility for the Company’s product delivery and technology functions, including supervision of the Company’s chief technology officer (CTO), staff and resources.
                              (4) Finance and Accounting. The Employee shall have primary oversight responsibility for the following finance and accounting activities domestically and internationally, either directly (if the Company does not have a chief financial officer (CFO) or treasurer) or by supervising, overseeing and managing the Company’s CFO and treasurer:

                                        (a)       Overall accountability and responsibility for the leadership, management, development, control, and continuous improvement of the Company’s treasury and finances, including, among others, financial management, financial reporting, financial transactions, and risk assessment and management in all areas of the business;
                                        (b)       Overall accountability and responsibility for the Company’s relationships and communication with accountants, auditors, financial institutions, financial and business analysts, and financial partners;
                                        (c)       Overall accountability and responsibility for measurements, SWOT analysis, and results forecasting related to mergers and acquisitions, joint ventures, partnerships, strategic alliances, other business development transactions, and other strategic Company matters including the assessment and analysis of the Company’s ability to reduce risk and increase the potential for success upon the execution of such matters; and
                                        (d)       Overall accountability and responsibility for financial planning, forecasting, and budgeting related to all areas of the business.
                         (5)       Legal. The Employee shall serve as Secretary of the Company and shall have primary managing responsibility for the following legal activities domestically and internationally:
                                        (a)       Overall accountability and responsibility for the leadership, management, development, control, and continuous improvement of the Company’s legal functions, including, among others, management of all legal resources (internal and external) and legal considerations of the Company;
                                        (b)       Overall accountability and responsibility for the Company’s relationships and communication with legal and related advisors; and
                                        (c)       Overall accountability and responsibility for legal plans, forecasts, and budgets.
                                        (d)       In the event that the Company hires a full- or part-time general counsel or senior legal manager such individual shall report to the Employee.
                         (6)       Risk Management. The Employee shall have ultimate responsibility for all areas of risk management including planning, assessment, controls, disaster recovery and cost-benefit studies related to risk for the Company.
                         (7)       Human Resources. The Employee shall have primary managing responsibility for all human resource activities domestically and internationally.
                         (8)       Corporate and Business Development. The Employee shall have primary managing responsibility for the Company’s corporate and business development activities domestically and internationally by managing the financial, accounting, legal, human resources, and related functions for all mergers, acquisitions, joint ventures, partnerships, strategic alliances, and other business development transactions.

                         (9)       Facilities Management. The Employee shall have primary oversight responsibility for overseeing and managing all facilities (owned or leased) of the Company.
                         (10)       Business Intelligence. The Employee shall have primary oversight responsibility for overseeing all of the Company’s business intelligence and research functions domestically and internationally.
                         (11)       Managing, meeting and exceeding user expectations and educating direct and indirect reports to do so as well, such expectations as specified in advance between the Employee and the Company.
                         (12)       As a senior leader, with integrity, wisdom and prudence, interacting with, communicating to, helping to educate and to develop upline management, peer management, and non-reporting staff throughout the Company to the benefit of all Company individuals and the business as a whole.
                         (13)       Representing the Company and its individuals in formal and informal communications and presentations, on panels, with the press as pre-approved, in the field, with clients and other business partners, and in all other business related circumstances, with the highest attainable form of professionalism, integrity, honesty, and sincerity in the desire to serve, provide service, and relate information, and in all other forms of communication and presentation.
                         (14)       Other. The Employee also shall perform other services appropriate to the Employee’s position that may reasonably be assigned by the Company. Duties listed above may be modified from time to time upon the mutual written consent of both the Company and the Employee; provided that such duties may be modified without mutual written consent by the Company’s senior most executive officer in the case of Cause, or during a cure period related to Cause, as defined in Section 6(d) herein; provided further that Employee still reports to the senior most executive officer of the Company.
c)Obligations to the Company. During his Employment, the Employee shall devote his full business efforts and time to the Company. During his Employment, the Employee may engage in lawful conduct occurring during nonworking hours away from the Company’s premises; provided however, that lawful conduct does not include without limitation conduct that constitutes a breach of fiduciary duty to the Company, breach of the duty of loyalty to the Company, breach of the Proprietary Information and Inventions Agreement with the Company, breach of this Agreement, engagement in a competitive activity or assisting any person or entity in competing with the Company, in preparing to compete with the Company or in hiring any employees or consultants of the Company. In the event that the Employee engages in lawful conduct in business activities other than the Company’s business, or in charitable or political activities not directly associated with the Company the Employee must in writing notify the Company of the Employee’s activity and purpose of activity, name of employer (if any) or organization, position with respect to the activity or the entity and any potential conflict that may arise from that activity, including and the number of hours spent engaging in such activity that may or will detract from the business of the Company, and either the senior-most executive officer or the Board will have the right to approve such activity. In the event that the senior-most executive officer or the Board determines from time to time that Employee has engaged or is engaging in conduct described in the preceding sentence that either conflicts with or is materially affecting Employee’s service to the Company, then the Board shall cause written notice thereof to be delivered to Employee, and Employee shall have thirty (30) days to cure such breach of this Agreement. Notwithstanding the foregoing, the Company acknowledges and approves the Employee’s current role as a member of the board of directors of the Gay and Lesbian Alliance Against Defamation, and his pursuit of activities in support of that role. The Employee shall comply with the Company’s policies and rules, as they may be in effect from time to time during his Employment and as such policies and rules apply to similarly situated employees of the Company
d) No Conflicting Obligations. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person, other than the Company, has any right, title or interest and that, to the best of his actual knowledge, his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee agrees to sign the current version (and any future versions required of similarly situated employees of the Company) of the Company’s agreement related to confidentiality, inventions and related intellectual matters which is attached hereto as Exhibit A and incorporated here in by this reference.
e) Commencement Date, Effective Date, and Location. The Employee officially commenced work for the Company (or a predecessor company) on August 7, 2000. This Agreement shall be effective on July 1, 2006. The Employee’s place of employment is and shall be located in the San Francisco office of the Company.
2. Cash and Incentive Compensation.
a) Salary and Equity Compensation.
                    (i)     Effective July 1, 2006, the Company shall pay the Employee as compensation for his services a base salary at a gross annualized rate, excluding incentive bonuses that may be approved by the Board, of $330,000. Such salary shall be payable in accordance with the Company’s standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Compensation.”)
                    (ii)     The Company shall grant the Employee on July 27, 2006, 40,000 shares of restricted common stock of the Company, vesting as follows: (A) 10,000 shares on January 1, 2007 and (B) 5,000 shares on the first day following July 1, 2007 and each January 1 and July 1 thereafter on which the Company’s trading window opens pursuant to the Company’s Insider Trading Policy, unless the trading window does not open during a quarter, in which case such portion of the restricted stock will vest on the last business day immediately preceding the 16th day of the last month of that quarter, in accordance with the Company’s 2004 Equity Incentive Plan (the “Plan”). Notwithstanding the foregoing, if Employee’s service is terminated other than for Cause, and a January 1 or July 1 vesting date (including January 1, 2007) has occurred but the Company’s trading window has not opened since such date, then the vesting of the shares associated with such January 1 or July 1 date shall be deemed to occur as of the date of termination of service. The restricted stock described above will be subject to the terms and conditions of the Plan. In addition, in the event of a Change of Control of the Company, the exercise expiration date of all of the Employee’s previously granted stock options shall be amended such that it shall be the sooner of (X) the tenth anniversary of each option grant date or (Y) the later of ninety days after the Employee’s termination date or the end of the last day of the calendar year of the termination; provided that such expiration date shall in all events be subject to the Plan’s general provisions concerning the expiration of options, including without limitation the expiration of all options in the event that an acquiror of the Company does not assume outstanding options.
                    (iii)     The Employee shall be entitled to receive an evaluation of performance on or about each successive annual anniversary of July 1, 2006. All future changes to compensation will be based on the results of evaluations of the Employee’s performance, whether such evaluations are performed annually, or more frequently as may be initiated by Employee’s senior management or the Company’s Board or a committee thereof.
     b) Bonuses.
(i)	Annual Bonus. The Employee shall be eligible for an annual incentive bonus with a target amount equal to a minimum of 30% of his Base Compensation (“Incentive Bonus”). The Incentive Bonus (if any) shall be awarded based on objective or subjective criteria established in advance by the senior-most executive officer of the Company, and approved by the Board or a committee thereof, and the amount of the Retention Bonus (as defined below) shall be subtracted from the Incentive Bonus, once determined (it being the intention of the parties that the Incentive Bonus for 2006 will only be paid if and to the extent that it exceeds the amount of the Retention Bonus). The determinations of the Board or a committee thereof with respect to the Incentive Bonus shall be final and binding.

(ii)	Retention Bonus. In addition to any Incentive Bonus which may be paid under paragraph 2(b)(i), if the Employee is employed by the Company on December 31, 2006, the Employee shall be paid on that date (December 31, 2006), a one-time retention bonus of $280,000 (or such higher amount as the Board of Directors may determine in its sole discretion) (the “Retention Bonus”). The amount of this Retention Bonus shall be subtracted from any Incentive Bonus that Employee would otherwise receive in 2007 for services performed in 2006, with the Employee to be paid only the difference, if any.

(iii)	Equity Compensation Bonus. Subject to the approval of the Board, the Company may grant the Employee equity incentive bonuses from time-to-time, covering the shares of the Company’s equity securities. The terms of such equity incentives shall be as determined by the Board at the time of any such grant. Such terms shall be provided in writing to the Employee at the time of any such grant.
        3.     Paid Time Off and Employee Benefits; Parking. During his Employment, the Employee shall be eligible for paid time off (“PTO”) in accordance with the Company’s standard policy for similarly situated employees, as it may be amended from time to time, provided however that there shall be a limit of 400 hours on the total number of PTO days that the Employee may accrue. During his Employment, the Employee shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan based on the terms of the plan and Company policy. At Employee’s option, Employee shall be eligible to use personal life and disability insurance to cover the approximate difference between the company plan’s maximum and his Base Compensation up to a cost of $150 per month for disability insurance and $100 per month for life insurance and to present the Company receipts for such insurance for reimbursement by the Company. During the term of this Agreement, but only for so long as the Company, in its reasonable discretion, determines that it is cost effective, the Company shall pay for a parking space for the Employee’s use in a parking garage close to the Company’s San Francisco office.
        4.     Business Expenses. During his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.
        5.      Term of Employment
a) Basic Rule. The Company agrees to continue the Employee’s Employment, and the Employee agrees to remain in Employment with the Company, from the effective date set forth in Section 1(e) until the date when the Employee’s Employment terminates pursuant to Subsection (b) or (c) below. The Employee’s Employment with the Company shall be “at will,” meaning that either the Employee or the Company shall be entitled to terminate the Employee’s employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the “at will” nature of the Employee’s Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company (other than the Employee).

b)Termination. The Company may terminate the Employee’s Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee notice in writing. The Employee may terminate his Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Company thirty (30) days advance notice in writing. The Employee’s Employment shall terminate automatically in the event of his death or Permanent Disability (as defined below).

c)Rights Upon Termination. Except as expressly provided in Section 6, upon the termination of the Employee’s Employment pursuant to this Section 5, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination, payment of which shall fully discharge all responsibilities of the Company to the Employee.

d) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee’s rights and obligations under Section 6, 7, 8 and 9.
        6.     Termination Benefits.
a) General Release. Any other provision of this Agreement notwithstanding, the Employee shall not be entitled to the compensation and/or benefits in subsections (b) and (c) below unless the Employee has executed the Release of All Claims attached hereto as Exhibit B and incorporated herein by this reference.
b) Severance Pay.
                    (i) Termination Pay.     If, during the term of this Agreement, the Company terminates the Employee’s Employment (including through “Constructive Termination” as defined below) for any reason other than Cause or Permanent Disability (as defined below), then the Company shall pay the Employee his Base Compensation for a period of twelve (12) months (the “Base Continuation Period”), shall pay monthly and ratably over such twelve (12) month period an “Average Bonus” to be calculated as follows: (x) if termination occurs before January 1, 2008, the amount of $75,000.00; (y) if termination occurs during calendar year 2008, the average of $75,000.00 and the amount the Employee received as an Incentive Bonus for performance in 2007; and (z) if termination occurs on or after January 1, 2009, the average of the last two annual Incentive Bonuses paid during the 24 months prior to termination “, and shall accelerate the vesting of any outstanding stock options or other equity securities such that the Employee will become vested in an additional number of shares subject to such stock options or other equity securities, as if the Employee provided another twelve (12) months of service with the Company. Notwithstanding anything in this Agreement to the contrary, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if at the time of termination of Employment, the Company has a class of stock that is publicly traded on an established securities market or otherwise, and Employee is a “specified employee” of the Company within the meaning of section 409A(a)(2)(B)(i) of the Code, or any successor provision thereto, any severance payments contemplated hereunder that are otherwise due during the six month period beginning on the date of termination shall be paid instead on the first date of the seventh month following termination or, if earlier, Employee’s date of death (the “Six Months Delay Period”). For avoidance of doubt, the Retention Bonus shall not be deemed an Incentive Bonus for purposes of this paragraph.
                    (ii) Change of Control.     If, within sixteen (16) months following a Change of Control (as defined below), Employee’s Employment is terminated by the Company (including through “Constructive Termination”) for any reason other than Cause or Permanent Disability, then, subject to the “Parachute Payment” provisions of subsection (e) of this Section 6 and, further, subject to the Six Months Delay Period, if applicable, the Company shall pay the Employee his Base Compensation for a period of twenty four (24) months following the termination of his Employment (the “Change of Control Continuation Period”), shall pay monthly and ratably over the Change of Control Continuation Period an amount equal to two (2) times the Average Bonus as defined in subparagraph 6 (b) (i) above, and shall accelerate the vesting of any outstanding stock options or other equity securities such that the Employee will become vested in an additional number of shares subject to such stock options or other equity securities, as if the Employee provided another twenty-four (24) months of service with the Company. If Employee voluntarily terminates employment within 16 months following a Change of Control (in the absence of Constructive Termination), then subject to the “Parachute Payment” provisions of subsection (e) of this Section 6 and, further, subject to the Six Months Delay Period, if applicable, Employee shall be entitled to be paid his Base Compensation for a period of eighteen (18) months following the termination of his Employment, shall be entitled to be paid monthly and ratably over such eighteen (18) month period an amount equal to one and one-half (1.5) times the “Average Bonus” as defined in subparagraph 6(b)(i) above, and shall be entitled to accelerated vesting of any outstanding stock options or other equity securities such that the Employee will become vested in an additional number of shares subject to such stock options or other equity securities, as if the Employee provided another eighteen (18) months of service with the Company. Such Base Compensation shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company’s standard payroll procedures. Notwithstanding anything in this Agreement to the contrary, to the extent required by Section 409A of the Code, if at the time of termination of Employment, the Company has a class of stock that is publicly traded on an established securities market or otherwise, and Employee is a “specified employee” of the Company within the meaning of section 409A(a)(2)(B)(i) of the Code, or any successor provision thereto, any severance payments contemplated hereunder shall be subject to the Six Months Delay Period.
                    (iii)     Definition of “Constructive Termination.” For all purposes under this Agreement “Constructive Termination” shall mean the Employee’s resignation within sixty (60) days following (i) a material reduction or change in title, job duties, authority, responsibilities or job requirements inconsistent with Employee’s position with the Company to which the Employee has not agreed to in writing; (ii) any reduction of Employee’s Base Compensation to which the Employee has not agreed to in writing; any elimination of a material benefit provided to the Employee pursuant to employment with the Company to which the Employee has not agreed to in writing unless such material benefit is being eliminated for all Employees in comparable positions or Employee’s class due to a reasonable business need or condition; (iv) a relocation of place of employment more than sixty (60) miles from San Francisco, California; (v) the Company’s failure to cure any material breach by it of the terms of this letter agreement within a reasonable period of time, but in no event greater than thirty (30) days following written notice from the Employee to the Company’s Board of Directors; or (vi) the actual occurrence of any “constructive termination” of the Employee by the Company under California law. The provisions of subparts (i) through (iii) of this subparagraph b(iii) shall not apply if any “Cause” as defined in subparagraph (d) has occurred, and, if curable pursuant to subparagraph (d), has not been cured.
                    (iv)     Definition of “Permanent Disability.” For all purposes under this Agreement, “Permanent Disability” shall mean that the Employee, at the time notice is given, has failed to perform his duties under this Agreement for a period of not less than 90 consecutive days (or such longer period as may be required by law) as the result of his incapacity due to physical or mental injury, disability or illness.
                    (v)     Definition of “Change of Control.” For all purposes under this Agreement, “Change of Control” shall mean (A) a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all the Company’s assets.
                    (vi)     Notwithstanding anything in this Agreement to the contrary, for purposes of this Section 6, Employee’s Employment with the Company shall be considered to have terminated only if (i) Employee provides no further services for the Company in any capacity following the termination, or (ii) there is otherwise a “separation from service” within the meaning of section 409A(a)(2)(A)(i) of the Code. For purposes of the foregoing, Employment shall not be considered terminated while Employee is on a bona fide leave of absence (i) if Employee’s right to reemployment is provided by statute or contract, or (ii) if no such right exists, until six months following the start of any such period of leave of absence.
c)	Health Insurance. If Subsection (b) above applies, and if the Employee elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the termination of his Employment, then the Company shall pay, subject to the Six Months Delay Period, if applicable, the Employee’s monthly premium under COBRA, and shall in addition reimburse Employee, subject to the Six Months Delay Period, if applicable, for the cost of Employee’s partner, Jeffrey Anderson, either to continue coverage under the Company’s plan if permitted by the plan, or to purchase equivalent coverage on an individual basis, until the earliest of (i) the close of the Base Continuation Period or Change of Control Continuation Period, as applicable, (ii) the expiration of the Employee’s continuation coverage under COBRA or (iii) the date when the Employee accepts new employment (including self-employment) that offers health insurance coverage for the Employee and the Employee’s partner.

d)	Definition of “Cause.” For all purposes under this Agreement, “Cause” shall be defined as:
i)	Any material breach of this Agreement, the Proprietary Information and Inventions Agreement between the Employee and the Company, or any other written agreement between the Employee and the Company, without Employee’s satisfactory and reasonable cure, if curable, within thirty (30) days of Employee’s receipt of written notice of such failure to comply, such notice by Company to Employee shall specify the material breache(s) and shall delineate performance improvements, modifications or action items necessary for Employee to effect a satisfactory and reasonable cure;

(ii)	Any material failure to comply with the Company’s written policies or rules, as they may be in effect from time to time during the Employee’s Employment, which adversely impacts any aspect of the business or personnel of the Company without Employee’s satisfactory and reasonable cure within thirty (30) days of Employee’s receipt of written notice of such failure to comply, such notice by Company to Employee shall specify the material failure(s) to comply and delineate performance improvements, modifications or action items necessary for Employee to effect a satisfactory and reasonable cure;

(iii)	The Employee’s conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof except to the extent that the conviction or plea is in connection with the Employee’s action(s) in good faith furtherance of the Company’s business;

(iv)	The Employee’s threats or acts of violence or unlawful harassment directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of the Company or directed to the Company;

(v)	The Employee’s sale, possession or use of illegal drugs on the premises of the Company or of a customer or business partner of the Company or when engaged in the business of the Company at Company events, Company sponsored events and at any other events, premises and venues at which the Employee is engaged in the business of the Company;

(vi)	The Employee’s misappropriation of the assets of the Company or other acts of dishonesty;

(vii)	The Employee’s illegal or unethical business practices;

(viii)	The Employee’s gross misconduct or gross negligence in the performance of duties assigned to the Employee under this Agreement; or

(ix)	The Employee’s failure to perform reasonable duties assigned to the Employee under this Agreement without Employee’s satisfactory and reasonable cure within sixty (60) days of Employee’s receipt of written notice of such failure to perform, such notice by Company to Employee shall specify the failure(s) to perform and delineate performance improvements, modifications or action items necessary for Employee to effect a satisfactory and reasonable cure.
e) Parachute Payments. If any payment or benefit an Employee would receive in connection with a Change of Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Employee’s stock awards.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Employee within fifteen (15) calendar days after the date on which the Employee’s right to a Payment is triggered (if requested at that time by the Company or the Employee) or such other time as requested by the Company or the Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Employee with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Employee.

7. Non-Solicitation and Non-Disclosure.

a) Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when the Employee’s Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee’s own behalf or on behalf of any other person or entity) either (i) the employment of any employee of the Company or any of the Company’s affiliates, or (ii) the business of any customer of the Company or of any of the Company’s affiliates with whom the Employee had contact during his Employment. Notwithstanding the foregoing, the Employee shall be entitled to solicit the Employee’s executive assistant at the time of termination with the approval of the Company (which shall not be unreasonably withheld).

b)Non-Disclosure. The Employee has entered into a Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by reference.

8. Successors.

a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.

b) Employee’s Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

9. Miscellaneous Provisions.

a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing, and a copy shall be sent to Davis Wright Tremaine LLP, One Embarcadero Center, Suite 600, San Francisco, CA 94111, Attn: Judith Droz Keyes, or such other address as that firm may communicate to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

c) Whole Agreement. This Agreement supersedes any previous offer letters and employment agreements including, among any others, the Employment Agreement dated April 26, 2004. No other agreements, representations or understandings (whether oral or written and whether express or implied), which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement, the Proprietary Information and Inventions Agreement attached hereto as Exhibit A, the Release Agreement attached hereto as Exhibit B, and any agreements relating to previously granted options or other stock awards contain the entire understanding of the parties with respect to the subject matter hereof.

d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

e) Choice of Law and Severability. This Agreement is executed by the parties in the State of California and shall be interpreted in accordance with the laws of such State (without effect to conflicts of law principles). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statue, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with applicable law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

f) Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee’s Employment or the termination thereof, shall be settled in San Francisco, California, by arbitration before a single neutral arbitrator in accordance with the Employment Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Services. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company will pay all costs unique to arbitration. The Company shall also pay to the fullest extent permitted by law, all legal fees and expenses which the Employee may incur as a result of or in connection with or arising out of such arbitration (including as a result of any contest by the Employee about the amount or timing of any payment due under this paragraph), provided that the arbitrator or other person(s) presiding over the arbitration affirmatively finds that the Employee “prevailed” in the arbitration. Each of the Company and the Employee agree that such arbitrator or other person shall be instructed to make a determination as to whether the Company or the Employee “prevailed” in the arbitration. The Employee hereby consents to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants. The parties hereby waive any right they may have to trial by jury in regard to the controversy or claim submitted for arbitration, to the extent permitted by law.

g) No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity, or merger, stock sale or similar transaction.

h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

i) No Mitigation/Offset. In the event of any termination of employment, the Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, and compensation earned from such employment or otherwise shall not reduce the amounts otherwise payable under this Agreement. No amounts payable under this Agreement shall be subject to reduction or offset in respect of any claims which the Company or any of its subsidiaries or affiliates or any other person or entity) has or may have against the Employee.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Employee
By:
Jeffrey T. Soukup

PlanetOut Inc.
By:

Name______________________________________________________________ Title_______________________________________________________________

Exhibit A
PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

Exhibit B
RELEASE AGREEMENT
     I understand and agree completely to the terms set forth in my Employment Agreement (the “Agreement”) with PlanetOut Inc. (the “Company”).
     I understand that this Release Agreement, together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or by any of the Released Parties (as defined below) that is not expressly stated therein.
     I hereby acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement with the Company, including (without limitation) my obligations not to use or disclose any proprietary or confidential information of the Company without prior written authorization from a duly authorized representative of the Company.
     In exchange for the severance benefits under the Agreement, I hereby completely release the Company, and its affiliated, related, parent and subsidiary corporations, and its and their present and former directors, officers, employees, attorneys and agents (collectively, the “Released Parties”) from any and all claims of any kind, known and unknown, which I may now have or have ever had against any of them, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release Agreement (the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, and other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act (as amended), the federal Family and Medical Leave Act of 1993 (the “FMLA”), the federal Age Discrimination in Employment Act (as amended) (the “ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the California Fair Employment and Housing Act (as amended), and the California Family Rights Act (as amended).
     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release Agreement; (b) I should consult with an attorney prior to signing this Release Agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days to consider this Release Agreement (although I may choose voluntarily to sign this

Release Agreement earlier) and to return the signed Release Agreement to the Company; (d) I have seven (7) days following the date I sign this Release Agreement to revoke the Release Agreement by providing written notice to the Chief Executive Officer of the Company; and (e) this Release Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release Agreement (the “Effective Date”).
     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.
     I agree not to disparage the Company or any of the Released Parties in any manner. The Company and Released Parties agree not to disparage me in any manner.
     I acknowledge and represent that I have not been denied any leave, benefits or rights to which I may have been entitled under the FMLA or any other federal or state law, and that I have not suffered any job-related wrongs or injuries for which I might be entitled to compensation or relief. I further acknowledge and represent that, other than the benefits that will be provided to me pursuant to the Agreement, I have been paid all wages, bonuses, compensation, benefits and other amounts that any of the Released Parties have ever owed to me. I represent and warrant that all of the factual representations made herein are true in all material respects.
     I agree that this Release Agreement is confidential and that I will not discuss it, or any of its terms, with anyone other than my spouse, domestic partner, or legal or financial advisors without the Company’s prior written consent. I agree that if any provision of this Release Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Release Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law.
     Notwithstanding any other provision of this Agreement, the Company agrees to honor its obligations under its Indemnification Agreement with me and its obligations to me under the indemnification provisions of the Company’s bylaws.
     I have carefully read and fully understand this Release Agreement, and agree to be bound by its terms.

PLANETOUT INC.	Employee

Name:	Name:

Date:	Date: